UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2022
Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On April 1, 2022, Biohaven Pharmaceutical Holding Company Ltd. (“Biohaven HoldCo”) and certain of its affiliates (collectively, the “Company” or “Biohaven”) closed the previously announced acquisition from Knopp Biosciences LLC (“Knopp”) of Channel Biosciences, LLC (“Channel”), a wholly owned subsidiary of Knopp owning the assets of Knopp’s Kv7 channel targeting platform (the “Transaction”), pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated February 24, 2022, by and among Knopp, Biohaven Therapeutics Ltd., Channel and, solely for the purposes of certain sections thereof, Biohaven HoldCo.

In consideration for the Transaction, on April 4, 2022, Biohaven made an upfront payment comprised of $35 million in cash and 493,254 common shares, valued at approximately $65 million, of Biohaven HoldCo (“Biohaven Shares”) issued through a private placement. Biohaven has also agreed to pay additional success-based payments comprised of (i) up to $325 million based on developmental and regulatory milestones through approvals in the United States, EMEA and Japan for the lead asset, BHV-7000 (formerly known as KB-3061), (ii) up to an additional $250 million based on developmental and regulatory milestones for the Kv7 pipeline development in other indications and additional country approvals, and (iii) up to $562.5 million for commercial sales-based milestones of BHV-7000. These contingent milestone payments may be paid in cash or Biohaven Shares at the election of Biohaven, but if Biohaven elects to pay in Biohaven Shares, such amounts are subject to increases of a mid-single-digit percentage increase (or in one case, a ten-percent increase). Additionally, Biohaven has agreed to make scaled royalty payments in cash for BHV-7000 and the pipeline programs, starting at high single digits and peaking at low teens for BHV-7000 and starting at mid-single digits and peaking at low double digits for the pipeline programs.

Biohaven has also given Knopp the option to request a one-time cash true-up payment from Biohaven in December 2022 in the event that Knopp continues to hold Biohaven Shares issued as a component of the upfront payment and the value of such shares has declined, subject to certain conditions.

Biohaven previously disclosed the entry into the Purchase Agreement in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 25, 2022. Additional details regarding the transactions contemplated by the Purchase Agreement can be found therein.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth in Item 2.01 above with respect to the issuance of Biohaven Shares as part of the consideration for the Transaction is incorporated into this Item 3.02 by reference. The issuance and sale of the 493,254 Biohaven Shares in connection with the closing of the Transaction and the issuances and sales of the contingent payments payable in Biohaven Shares have not been registered under the Securities Act of 1933 (the “Securities Act”), or any state securities laws. Biohaven HoldCo has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 5, 2022

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Matthew Buten
Matthew Buten
Chief Financial Officer

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